Exhibit 24(a)2


Thomas A. Fanning                   Bin914
Executive Vice President            270 Peachtree Street NW
and Chief Financial Officer         Atlanta, Georgia 30303


May 1, 2003


Tommy Chisholm and Wayne Boston


Dear Sirs:

         As an officer of The Southern Company, I hereby make, constitute, and appoint each of you my true and lawful Attorney in my name, place, and stead, to sign and cause to be filed with the Securities and Exchange Commission (1) this Company's Quarterly Reports on Form 10-Q during 2003, (2) any Current Reports on Form 8-K, and (3) any necessary or appropriate amendment or amendments to any such reports and any necessary or appropriate amendment or amendments to the Annual Report on Form 10-K for the year ended December 31, 2002, each such report or amendments to such reports to be accompanied in each case by any necessary or appropriate exhibits or schedules thereto.

                                            Yours very truly,

                                         /s/Thomas A. Fanning